UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20475 State Highway 249, Suite 300

Houston, TX 77070

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICDI	OTCQX

Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2024, Independence Contract Drilling, Inc. (the “Company”) entered into a Limited Waiver Agreement dated September 13, 2024 (the “Waiver Agreement”), by and among the Company, the Guarantor party thereto, U.S. Bank Trust Company National Association, as trustee (the “Trustee”) and collateral agent, and the Holders signatory thereto (collectively, the “Holders”), relating to certain limited waivers (i) under the Indenture, dated March 18, 2022 (as amended by the First Supplemental Indenture, dated July 21, 2022, Second Supplemental Indenture dated February 24, 2023, and the Third Supplemental Indentures dated February 27, 2024, the “Indenture”) relating to the Company’s Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026 (the “Convertible Notes”) and (ii) of certain requirements contained in the Investor Rights Agreement dated March 18, 2022 between the Company and MSD Partners, L.P. and the Investor Rights Agreement dated March 18, 2022 between the Company and Glendon Capital Management, L.P. (together, the “Investor Rights Agreements”).

Pursuant to the terms of the Waiver Agreement:

●	The Holders agreed to waive during the Waiver Period, the requirement that the Company use its commercially reasonable efforts to keep a registration statement relating to the shares of common stock that are issuable upon conversion of the convertible notes issued pursuant to the Indenture and related transactions continuously effective with respect to the Holders, and to keep the applicable registration statement or any subsequent shelf registration statement free of any material misstatements or omissions in accordance with the Registration Rights Annex to the Indenture. The “Waiver Period” will continue to the earliest to occur of (i) December 31, 2024, (ii) the occurrence of any event of default under subsection 8.01(A)(xi) or 8.01(A)(xii) of the Indenture, (iii) the date on which the Trustee (at the direction of all of the Holders) or the Holders deliver to the Company a notice terminating the Waiver Period, which notice may be delivered at any time upon or after the occurrence of any Waiver Default (defined in the Waiver Agreement). The Waiver Period may be extended from time to time by written agreement of the Holders.

●	The Holders agreed to defer until December 31, 2024 the Company’s requirement to repurchase $3.5 million of Convertible Notes pursuant to its mandatory offer to repurchase Convertible Notes on September 30, 2024 subject to the terms of the Indenture and confirmation request given by the Company.
●	The Holders agreed during the Waiver Period, so long as the Company’s Board of Directors is comprised of at least five directors, to waive the requirement under the Investor Rights Agreements that the Company’s Board of Directors must include seven members.

The foregoing summary of the Waiver Agreement is subject to the terms of the Waiver Agreement, which is fully incorporated herein by reference and is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1

Limited Waiver Agreement, dated as of September 13, 2024, by and among Independent Contract Drilling, Inc., Sidewinder Drilling LLC, as Guarantor, U.S. Bank Trust Company National Association, as Trustee and Collateral Agent, and the Holders signatory thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: September 18, 2024	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary